                                                                EXHIBIT 23(b)(1)

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 1996, which relates to our audits of the financial statements of Managed Care Solutions of Arizona, Inc. (formerly Managed Care Solutions, Inc.) for the years ended December 31, 1995 and 1994 and the period from April 1, 1993 (date of inception) to December 31, 1993 contained in the Registrant's Form 8-K/A-1 dated March 1, 1996.



                                     Miller, Wagner & Company, Ltd.
                                     Phoenix, Arizona
                                     May 30, 1996

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